Exhibit 99.1

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RMG ACQUISITION CORPORATION II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
http://cstproxy.com/rmgii/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

Proposal No. 1 – Business Combination Proposal – RESOLVED, as an ordinary resolution, that the Business Combination Agreement, dated as of February 24, 2021 (as amended on May 17, 2021, the "Business Combination Agreement") by and among RMG II, ReNew Power Private Limited, a company with limited liability incorporated under the laws of India ("ReNew India"), Philip Kassin, solely in the capacity as the representative for the shareholders of RMG II ("RMG II Representative"), ReNew Energy Global plc (formerly known as ReNew Energy Global Limited), a public limited company registered in England and Wales with registered number 13220321 ("ReNew Global"), ReNew India Power Global Merger Sub, a Cayman Islands exempted company ("Merger Sub"), and certain shareholders of ReNew India (the "Major Shareholders") pursuant to which several transactions will occur, and in connection therewith, ReNew Global will be the ultimate parent company of ReNew India and RMG II (the "Business Combination") and RMG II's entry into the Business Combination Agreement and transactions contemplated thereby be confirmed, ratified and approved in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 – Merger Proposal – RESOLVED, as a special resolution, that:

FOR ☐ AGAINST ☐ ABSTAIN ☐

(a) RMG II be authorized to merge with Merger Sub so that RMG II be the surviving company and all the undertakings, property and liabilities of Merger Sub vest in RMG II by virtue of the merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

(b) the Plan of Merger in the form annexed to the proxy statement/prospectus in respect of the extraordinary general meeting as Annex B (the "Plan of Merger") be authorized, approved and confirmed in all respects and RMG II be authorized to enter into the Plan of Merger;

(c) the Plan of Merger be executed by any director of RMG II for and on behalf of RMG II and any director of RMG II or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and

(d) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any director of RMG II or officer of RMG II in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.

Proposal No. 3 – Memorandum and Articles of Association Proposal – RESOLVED, as a special resolution, that upon the Effective Date (as defined in the Plan of Merger):

FOR ☐ AGAINST ☐ ABSTAIN ☐

(a) the authorized share capital of RMG II be changed as follows: from $55,500 divided into 500,000,000 Class A ordinary shares of a par value of $0.0001 each, 50,000,000 Class B ordinary shares of a par value of $0.0001 each and 5,000,000 preference shares of a par value of $0.0001 each to $50,000 divided into 500,000,000 shares of a par value of $0.0001 each by the re-designation of the 500,000,000 Class A ordinary shares of a par value of $0.0001 each into 500,000,000 ordinary shares of a par value of $0.0001 each, the cancellation of the 50,000,000 Class B ordinary shares of a par value of $0.0001 each and the cancellation of 5,000,000 preference shares of a par value of $0.0001 each; and

(b) the Amended and Restated Memorandum and Articles of Association of RMG II currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed to the proxy statement/prospectus in respect of the extraordinary general meeting as Annex C.

Proposal No. 4 – Adjournment Proposal – RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the general meeting, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting To view the 2021 Proxy Statement, and to Attend the Extraordinary General Meeting, please go to: http://www.cstproxy.com/rmgii/2021    FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED    PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS RMG ACQUISITION CORPORATION II The undersigned appoints                and                , and each of them (with full power to act alone), as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of RMG Acquisition Corporation II held of record by the undersigned at the close of business on                 , 2021 at the Extraordinary General Meeting of RMG Acquisition Corporation II to be held on                 , 2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1, THE BUSINESS COMBINATION PROPOSAL, “FOR” PROPOSAL 2, THE MERGER PROPOSAL, “FOR” PROPOSAL 3, THE MEMORANDUM AND ARTICLES OF ASSOCIATION PROPOSAL, AND “FOR” PROPOSAL 4, THE ADJOURNMENT PROPOSAL, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.